EXHIBIT 10.16

[General Form for Grants to US Executive Officers after June 20, 2016]

RESTRICTED STOCK AGREEMENT

UNDER THE WISDOMTREE INVESTMENTS, INC.

2016 EQUITY PLAN

RESTRICTED STOCK AGREEMENT (the “Agreement”), effective as of the Grant Date (as defined below), by and between WisdomTree Investments, Inc., a Delaware corporation (the “Company”), and the employee of WisdomTree Asset Management, Inc. (“WTAM”), a wholly-owned subsidiary of the Company, whose name is set forth on the signature page of this Agreement (the “Employee”).

WHEREAS, the Board of Directors of the Company (the “Board”) or the Compensation Committee of the Board (“Committee”) has authorized the issuance to Employee of the aggregate number of shares of the authorized but unissued common stock of the Company, $0.01 par value, set forth on Schedule A included on the signature page of this Agreement (the “Shares”), pursuant and subject to the terms and conditions of the Company’s 2016 Equity Plan (the “Plan”) and conditioned upon the Employee’s acceptance thereof upon the terms and conditions set forth in this Agreement; and

WHEREAS, the Employee desires to acquire the Shares on the terms and conditions set forth in this Agreement and subject to the terms of the Plan.

IT IS AGREED:

1.    Grant of Shares.

1.1    The Company has issued to the Employee, effective as of the Grant Date set forth on Schedule A, the Shares on the terms and conditions set forth herein and in the Plan. Subject to Section 1.6 hereof, the Shares shall be subject to forfeiture in the event Employee’s employment by WTAM is terminated for any reason prior to the Vesting Date(s) set forth on the signature page of this Agreement. The period prior to the applicable Vesting Date is considered the “Restriction Period” for the Shares relating to such Vesting Date.

1.2    The Shares shall constitute issued and outstanding shares of common stock for all corporate purposes, and the Employee shall have the right to vote such Shares, to receive and retain all cash dividends as the Board may, in its sole discretion, pay on such Shares, and to exercise all of the rights, powers and privileges of a holder of common stock with respect to such Shares, except that (a) the Employee shall not be entitled to delivery of evidence of book-entry or a share certificate until the Shares vest in accordance with Section 1.3; and (b) other than cash dividends as the Board, in its sole discretion, distributes, the Company will retain custody of all distributions (“Retained Distributions”) made or declared with respect to the Shares (and such Retained Distributions will be subject to the same restrictions, terms and conditions as applicable to the Shares) until such time, if ever, as the Shares with respect to which such Retained Distributions shall have been distributed have become vested.

1.3    If the Employee is still an employee of WTAM at the end of a Restriction Period, all the Shares that are no longer subject to forfeiture shall vest and shall no longer be subject to forfeiture by the Employee. After the date that any Shares become vested, upon the request of the Employee, the Company, in its discretion, shall either instruct its transfer agent to issue and deliver to the Employee evidence of book-entry or a certificate for the Shares that have vested or otherwise permit the Shares that have vested to be transferred by the Employee. Subject to the provisions of Section 1.6, if, at any time prior to the vesting of the Shares in accordance with the first sentence of this Section 1.3, Employee’s employment is terminated for any reason, then the Shares that have not then vested (and the Retained Distributions with respect thereto) shall be automatically forfeited to the Company and the Employee shall not thereafter have any rights with respect to such Shares (or the Retained Distributions with respect thereto). In such event, the Company is authorized by the Employee to instruct the Company’s transfer agent to cancel and return the Shares (and, if applicable, the Retained Distributions with respect thereto) to the status of authorized but unissued shares of Common Stock.

1.4    “Employment”. The Employee shall be considered to be employed by WTAM for purposes hereof if the Employee is a full-time employee of WTAM (or of the Company or any Subsidiary of the Company) or, if the Committee (or the Board in the absence of a decision by the Committee or in over-riding the decision of the Committee) determines in its sole and absolute discretion, the Employee is rendering substantial services to the Company (or any Subsidiary of the Company, including WTAM) as a part-time employee, consultant or contractor of the Company (or of any Subsidiary of the Company, including WTAM). The Committee (or the Board in the absence of a decision by the Committee or in over-riding the decision of the Committee) shall have the sole and absolute discretion to determine whether the Employee has ceased to be employed by WTAM (or the Company or any Subsidiary of the Company) and the effective date on which such employment terminated.

1.5    No Right to Employment. Nothing in the Plan or in this Agreement shall confer on the Employee any right to continue in the employ of, or other relationship with, WTAM or the Company (or with any Subsidiary of the Company) or limit in any way the right of WTAM and the Company (or of any Subsidiary of the Company) to terminate the Employee’s employment or other relationship with WTAM or the Company (or with any Subsidiary of the Company) at any time, with or without cause.

1.6    Acceleration of Vesting.

1.6.1    Defined Terms. As used in this Section 1.6, the terms “Cause”, “Change of Control”, “Good Reason”, and “Involuntary Termination” shall have the definitions given thereto in the then effective employment agreement between the Employee and WTAM.

1.6.2    Upon a Change of Control. Notwithstanding the provisions of Sections 1.1 and 1.3, in the event of a Change of Control while the Employee is employed by WTAM, the vesting of any Shares that are unvested at such time shall accelerate and all Shares shall be vested simultaneously with such Change of Control.

1.6.3    Involuntary Termination. In the event of an Involuntary Termination of the Employee’s employment prior to the Vesting Date: (i) all of the Shares (and the Retained Distributions with respect thereto), if any, that would have vested during the 12-month period immediately following the date of such termination (“Post-Employment Period”) if employment had not been so terminated shall immediately vest upon the date of such termination; (ii) except as provided in clause (iii) below, vesting shall otherwise cease as of the last day of Employee’s employment, but any Shares (and the Retained Distributions with respect thereto) which have not then vested (after taking into account the vesting of Shares pursuant to the preceding clause (i)) shall not be automatically forfeited until the last day of the Post-Employment Period; and (iii) if a Change of Control occurs during the Post-Employment Period, the remaining unvested Shares (and the Retained Distributions with respect thereto) shall automatically vest upon the Change of Control as if Employee had been employed on the date of the Change of Control. For the avoidance of doubt, if no Change of Control occurs during the Post-Employment Period, then all Shares which are not then vested on the last day of the Post-Employment Period (and the Retained Distributions with respect thereto) shall be automatically forfeited to the Company and the Employee shall not thereafter have any rights with respect to such Shares (or the Retained Distributions with respect thereto).

1.6.4    Post-Change of Control Termination. Notwithstanding anything to the contrary in this Agreement, if a Change of Control occurs and the Employee’s employment is terminated either (i) by the Company (or its successor) without Cause or (i) by the Employee for Good Reason, in each case within 18 months after such Change of Control, then (x) all of the Shares (and the Retained Distributions with respect thereto) that would otherwise have vested within the 21-month period following the date of such termination if employment had not been so terminated shall automatically vest upon the date of such termination, and (y) vesting shall otherwise cease as of the last day of Employee’s employment.

2.    Withholding Tax. Not later than the date as of which an amount first becomes includible in the gross income of the Employee for Federal income tax purposes with respect to the Shares, the Employee shall pay to WTAM, or make arrangements satisfactory to WTAM regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. Notwithstanding anything in this Agreement to the contrary, the obligations of the Company under the Plan and pursuant to this Agreement shall be conditional upon such payment or arrangements with WTAM and WTAM shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Employee from WTAM.

3.    Nonassignability of Shares. The Shares shall not be assignable or transferable until they have vested.

4.    Employee Representations. The Employee hereby represents and warrants to the Company that:

(i)    he or she has received a copy of the Plan and the prospectus filed pursuant to Rule 424 under the Securities Act of 1933, as amended, as in effect as of the date of this Agreement;

(ii)    he or she has received a copy of all reports and documents required to be filed by the Company with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, within the last twenty-four (24) months and all reports issued by the Company to its stockholders;

(iii)    he or she understands that he or she must bear the economic risk of the investment in the Shares;

(iv)    he or she has had such an opportunity as he or she has deemed adequate to obtain from the Company such information as is necessary to permit him or her to evaluate the merits and risks of the Employee’s investment in the Company and has had the opportunity to consult with his or her own advisers with respect to the investment in the Company; and

(v)    he or she understands and agrees that if a stock certificate evidencing the Shares is issued prior to the Vesting Date, it shall also bear the following legend:

“The shares represented by this certificate have been acquired pursuant to a Restricted Stock Agreement, a copy of which is on file with the Company, and may not be transferred, pledged or disposed of except in accordance with the terms and conditions thereof and the terms and conditions of the WisdomTree Investments, Inc. 2016 Equity Plan.”

5.    Miscellaneous.

5.1    Notices. All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be either (a) delivered personally or by private courier (e.g., Federal Express), (b) sent by registered or certified mail, return receipt requested, postage prepaid, or (c) sent by facsimile or other electronic communication (via e-mail or through an electronic platform approved by the Company), with confirmation of transmission thereof, and shall be deemed duly given hereunder when delivered in person or by private courier, on the third business day following deposit in the United States mail as set forth in subsection (b) above, or, if sent by facsimile or other electronic communication, on the date sent by such transmission during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient. Such communications shall be sent to the respective parties at the following addresses: (i) if to the Company and WTAM, at their principal executive offices, attention: Legal Department, fax: (917) 267-3851, e-mail: legalnotice@wisdomtree.com; and (ii) if to the Employee, at his or her last known residence address or e-mail address as indicated in the employment records of the Company or WTAM, as the case may be. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

5.2    Plan Paramount; Conflicts with Plan. This Agreement shall, in all respects, be subject to the terms and conditions of the Plan, whether or not stated herein. In the event of a conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall in all respects be controlling.

5.3    Discretionary Nature of Plan. The Plan is discretionary and may be amended, cancelled or terminated by the Company at any time, in its discretion, in accordance with the terms of the Plan. The grant of the Shares in this Agreement does not create any contractual right or other right to receive any restricted stock or other Awards in the future. Future Awards, if any, will be at the sole discretion of the Company. Any amendment, modification, or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Employee’s employment with the Company.

5.4    Amendments; Waiver. This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by each of the parties. No failure to exercise and no delay in exercising any right, remedy, or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power under this Agreement preclude any other or further exercise thereof, or the exercise of any other right, remedy, or power provided herein or by law or in equity. All rights and remedies, whether conferred by this Agreement, by any other instrument or by law, shall be cumulative, and may be exercised singularly or concurrently.

5.5    Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior undertakings and agreements, oral or written, with respect to the subject matter hereof. This Agreement may not be contradicted by evidence of any prior or contemporaneous agreement. To the extent that the policies and procedures of WTAM or the Company apply to the Employee and are inconsistent with the terms of this Agreement, the provisions of the Agreement shall control.

5.6    Binding Effect; Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent not prohibited herein, their respective heirs, successors, assigns and representatives.

5.7    Severability; Enforcement. If any provision of this Agreement is held invalid, illegal or unenforceable in any respect (an “Impaired Provision”), (a) such Impaired Provision shall be interpreted in such a manner as to preserve, to the maximum extent possible, the intent of the parties, (b) the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and (c) such decision shall not affect the validity, legality or enforceability of such Impaired Provision under other circumstances. The parties agree to negotiate in good faith and agree upon a provision to substitute for the Impaired Provision in the circumstances in which the Impaired Provision is invalid, illegal or unenforceable.

5.8    Rights of Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.9    Headings. The Section headings used herein are for convenience only and do not define, limit or construe the content of such sections. All references in this Agreement to Section numbers refer to Sections of this Agreement, unless otherwise indicated.

5.10    Agreement to Arbitrate. The Employee, the Company and WTAM recognize that differences may arise between them during or following the Employee’s employment by WTAM, and that those differences may or may not be related to the issuance of the Shares herein or to the Employee’s employment. The Employee, the Company and WTAM agree that disputes between the Employee, the Company and WTAM will be resolved by arbitration as provided by the arbitration provisions set forth in the then effective employment agreement between the Employee and WTAM, which are incorporated herein by reference.

5.11    Governing Law; Jurisdiction. The Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to that body of law concerning choice of law or conflicts of law, except that the General Corporation Law of the State of Delaware (“GCL”) shall apply to all matters governed by the GCL, including without limitation matters concerning the validity of grants of restricted stock and actions of the Board or the Committee. The Company and the Employee agree that, subject to the agreement to arbitrate disputes set forth in Section 5.10, the sole and exclusive judicial venues for any dispute, difference, cause of action or legal action of any kind that any party, or any officer, director, employee, agent or permitted successor or assign of any party may bring against any other party, or against any officer, director, employee, agent or permitted successor or assign of any party, relating in any manner whatsoever to Employee’s employment by the Company or WTAM, as the case may be, or to the termination thereof, including without limitation all disputes arising under this Agreement (a “Proceeding”), shall be (a) the United States District Court for the Southern District of New York, if such court has statutory jurisdiction over the Proceeding and (b) the Supreme Court of the State of New York in the County of New York (collectively, the “New York Courts”). Each of the parties hereby expressly (i) consents to the personal jurisdiction of each of the New York Courts with respect to any Proceeding; (ii) agrees that service of process in any Proceeding may be effected upon such party in the manner set forth in Section 5.1, other than by electronic communication (as well as in any other manner prescribed by law); and (iii) waives any objection, whether on the grounds of venue, residence or domicile or on the ground that the Proceeding has been brought in an inconvenient forum, to any Proceeding brought in either of the New York Courts. Notwithstanding the foregoing, nothing in this paragraph alters the parties’ agreement to arbitrate disputes as set forth in Section 5.10. As used in this Section 5.11, “Company” shall refer to the Company and to WTAM and all successors and assigns of either of them.

5.12    Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its Subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Employee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Employee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Employee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

[Balance of page left blank intentionally. Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have signed this Restricted Stock Agreement effective as of the Grant Date indicated below.

WISDOMTREE INVESTMENTS, INC.

By:
Jonathan L. Steinberg, Chief Executive Officer

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Schedule A

Name of Employee:

Grant Date:	Total Number of Shares:

Vesting Schedule:

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Confirmation

WisdomTree Asset Management, Inc. hereby executes this Agreement solely to confirm its agreement to be bound by the term and provisions of Sections 5.10 and 5.11 hereof.

WISDOMTREE ASSET MANAGEMENT, INC.

By:
Jonathan L. Steinberg, Chief Executive Officer

Acceptance

The Employee hereby acknowledges: I have received a copy of this Agreement; I have had the opportunity to consult legal counsel in regard to this Agreement, and have availed myself of that opportunity to the extent I wish to do so (I understand the Company’s attorneys represent the Company and not myself, and I have not relied on any advice from the Company’s attorneys); I have read and understand this agreement; I AM FULLY AWARE OF LEGAL EFFECT OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION THE EFFECT OF SECTION 5.10 CONCERNING ARBITRATION; I acknowledge that there may be adverse tax consequences upon the grant or vesting of the Shares or disposition thereof and that I have been advised to consult a tax advisor prior to such grant, vesting or disposition; and I have entered into this Agreement freely and voluntarily and based on my own judgment and not on any representations and promises other than those contained in this Agreement. The Employee accepts these Shares subject to all the terms and conditions of this Agreement.